                                                                       Exhibit 5

                  [LETTERHEAD OF KIRKPATRICK & LOCKHART LLP]


                                                November 3, 1995

Federal Realty Investment Trust
4800 Hampden Lane, Suite 500
Bethesda, Maryland 20814

Ladies and Gentlemen:

      You have requested our opinion as counsel to Federal Realty Investment Trust, a business trust organized under the laws of the District of Columbia with its headquarters located in Bethesda, Maryland ("Trust"), in connection with the Trust's registration of 1,000,000 common shares of beneficial interest of the Trust, no par or stated value ("Shares"), to be issued in connection with the Trust's Dividend Reinvestment Plan, as described in the registration statement on Form S-3 ("Registration Statement").

      We have participated in the preparation of the Registration Statement and the prospectus included therein ("Prospectus"), and in connection therewith, have examined and relied upon the originals or copies of such records, agreements, documents and other instruments, including the Third Amended and Restated Declaration of Trust of the Trust ("Declaration of Trust"), the
Bylaws of the Trust, the minutes of the meetings of the Trustees to date relating to the authorization and issuance of the Shares and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

      As to any other facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and employees of the Trust.

      Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that, on the basis of such examination, the Trust has been duly organized and is validly

                  [LETTERHEAD OF KIRKPATRICK & LOCKHART LLP]



Federal Realty Investment Trust
November 3, 1995
Page 2


existing under the laws of the District of Columbia as a voluntary business association of the type commonly known as a business trust and that the Trust has authority to issue an unlimited number of Shares, each without par value. It also is our opinion that the Shares referred to in the Registration Statement, when issued and sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable and, except as hereinafter set forth, no personal liability will attach to the ownership of such Shares.

      The Declaration of Trust provides that the holders of the Shares shall not be subject to any liability for the acts or obligations of the Trust and that the funds and property of the Trust shall be solely liable for such acts or obligations. The Declaration of Trust requires that, as far as practicable, each written instrument creating an obligation of the Trust shall contain a provision to such effect. We are of the opinion that no personal liability will attach to the holders of the Shares in most jurisdictions for claims under any written instrument containing such a provision, where adequate notice is given of such provision. However, with respect to tort claims and contract claims where shareholder liability is not so negated, claims for taxes and certain statutory liabilities, a shareholder may, in some jurisdictions, be held liable to the extent that claims are not satisfied by the Trust out of its assets or insurance.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference to our firm under the caption ``Legal Opinions'' in the Prospectus.

                                        Very truly yours,

                                        KIRKPATRICK & LOCKHART LLP



                                        By:
                                           -----------------------------
                                              Thomas F. Cooney, III